UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 30, 2018

ASCENT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5251 DTC Parkway, Suite 1000

Greenwood Village, Colorado 80111

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 628-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported by Ascent Capital Group, Inc. (“Ascent”) in its Current Report on Form 8-K filed on September 25, 2018 (the “September 25th Form 8-K”) with the Securities and Exchange Commission (the “SEC”), on September 24, 2018, Ascent and Monitronics International, Inc. (“MONI”), its wholly owned subsidiary, entered into a Transaction Support Agreement (as amended by the First Amendment to the Transaction Support Agreement, previously reported by Ascent in its Current Report on Form 8-K filed on October 17, 2018 with the SEC, the “Support Agreement”) with certain holders (the “Consenting Noteholders”) collectively owning or controlling not less than $380 million aggregate principal amount of MONI’s 9.125% Senior Notes due 2020 (the “Old MONI Notes”), representing approximately 65% of the outstanding Old MONI Notes, who committed to support and fully participate in certain proposed transactions described in the Support Agreement and the term sheet annexed thereto filed as Exhibit 10.1 to the September 25th Form 8-K.

On October 30, 2018, Ascent and MONI entered into an Amended and Restated Transaction Support Agreement (the “Amended and Restated Support Agreement”) with the Requisite Consenting Noteholders (as defined below), which provide the requisite consent for all Consenting Noteholders, and a group of lenders for the Term B-2 Loans under the Amended and Restated Credit Agreement, dated as of March 23, 2012, among MONI, as borrower, Bank of America, N.A., as administrative agent and letter of credit issuer, Citibank, N.A. and Credit Suisse AG, Cayman Islands Branch, as co-syndication agents, U.S. Bank National Association, as documentation agent and the lenders party thereto (as subsequently amended from time to time, the “Credit Agreement”) holding over 50% of the aggregate outstanding principal amount of the Term B-2 Loans (collectively, the “Consenting Term B-2 Lenders”) who have committed to support and fully participate in the proposed Transactions (as defined in the Amended and Restated Support Agreement and the term sheet annexed thereto (the “Term Sheet”)).  The Amended and Restated Support Agreement and the Term Sheet set forth the terms and conditions of the Transactions.

Terms of the Amended and Restated Support Agreement

Pursuant to the terms of the Amended and Restated Support Agreement, generally, (i) the Consenting Noteholders have agreed to, among other things and subject to certain conditions, tender or cause to be tendered all Old MONI Notes held by such Consenting Noteholder and take all commercially reasonable actions, and support and cooperate with Ascent and MONI to take all commercially reasonable actions, necessary to consummate the Transactions in accordance with the terms and conditions of the Amended and Restated Support Agreement, including without limitation to vote in favor of, or otherwise support, the Transactions with respect to any debt or other securities of Ascent or MONI that such Consenting Noteholder may hold, subject to certain conditions, (ii) the Consenting Term B-2 Lenders have agreed to, among other things and subject to certain conditions, timely provide any consents to and execute certain proposed amendments described in the Term Sheet annexed to the Amended and Restated Support Agreement (the “Bank Amendments”) in respect of the Term B-2 Loans and take all commercially reasonable actions, and support and cooperate with Ascent and MONI to take all commercially reasonable actions, necessary to consummate the Transactions in accordance with the terms and conditions of the Amended and Restated Support Agreement and (iii) Ascent and MONI have agreed to, among other things and subject to certain conditions, timely take all commercially reasonable actions necessary or reasonably requested by the Requisite Consenting Noteholders or the Requisite Consenting Term B-2 Lenders (each, as defined below) to complete the Transactions in accordance with the terms and conditions of the Amended and Restated Support Agreement and the Definitive Documentation (as defined in the Amended and Restated Support Agreement).  Pursuant to the terms of the Amended and Restated Support Agreement, Ascent and MONI have also agreed to, among other things, (i) launch the SUN Exchange Offer (as defined in the Amended and Restated Support Agreement) pursuant to the Definitive Documentation not later than November 2, 2018, (ii) commence the consent solicitation with respect to the Bank Amendments pursuant to the Definitive Documentation not later than October 30, 2018 and use good faith efforts customary for similar transactions to obtain the required consents in connection with the Bank Amendments prior to 11:59 p.m. prevailing Eastern time on November 2, 2018 (the “Toggle Trigger Time”) and (iii) consummate the Transactions on or prior to December 12, 2018.

Under the Transactions, generally, MONI would make an offer to eligible holders to exchange Old MONI Notes for new second lien notes that would be issued by MONI (“MONI Second Lien Notes”) and solicit the consent of such holders to certain amendments to the indenture governing the Old MONI Notes that would eliminate or waive all or substantially all restrictive covenants and events of default.  Interest in respect of the new MONI Second Lien Notes would be payable by MONI, semi-annually, (i) in cash, at a rate per annum equal to 5.5% plus (ii) in kind (PIK) at a rate per annum equal to 6.5%. In addition, under the Transactions, MONI would seek to obtain the Bank Amendments, which would, among other things, permit the issuance by MONI of the new MONI Second Lien Notes.  The Bank  Amendments would, among other things, provide certain covenant relief for the operating business including, without limitation, an increase in the Total Debt to EBITDA ratio from 5.25x to 5.50x; exclusion of the MONI Second Lien Notes from the current RMR to Secured Debt calculation; an adjustment (in the form of a pro forma add-back to the calculation of EBITDA for direct channel account generation in an amount up to $10 million); limitations on the use of certain anticipated insurance proceeds; a carve-out for the Permitted Payments basket and the use of up to $30 million in cash at specified times to repay any outstanding Old MONI Notes (after giving effect to the Second Lien Exchange (as defined in the Term Sheet)) to avoid the occurrence of the springing maturity of the Credit Agreement obligations (the “Springing Maturity”); elimination of the event of default for a going concern qualification to the MONI audit that results from or is related to the Springing Maturity; an amendment to the covenants in the Credit Agreement to limit the incurrence of unsecured debt to refinancings of debt of MONI only; and a waiver of the Springing Maturity by the Consenting Term B-2 Lenders where no more than $22.5 million in principal amount of Old MONI Notes remain outstanding.  Ascent would also contribute $75 million in cash to MONI.   In addition, pursuant to the Bank Amendments, those lenders under the Term B-2 Loan under the Credit Agreement who consent to the Bank Amendments would receive, and the existing Credit Agreement would be amended to include, (i) an increase in the interest rate payable in respect of the Term B-2 loan under the Credit Agreement of 100 basis points, (ii) an increase the per quarter amortization payments on the Term B-2 Loan for two years commencing on the first quarterly payment date after the effective date of the Bank Amendments such that all quarterly payment in respect of all Term B-2 Loans shall be equal to $9.375 million for two years (totaling $75 million in the aggregate over such two-year period) with such quarterly amortization payments to be reduced after such two-year period to $2.75 million and (iii) call protection following the effective date of the Bank Amendments of (a) 102% in the first year, (b) 101% in the second year and (c) par thereafter.  In addition, those lenders under the revolving loans under the Credit Agreement who consent to the Bank Amendments would receive, and the Credit Agreement would be amended to include, (i) an increase in the interest rate payable in respect of the revolving loans under the Credit Agreement of 75 basis points and (ii) a permanent reduction of each revolving lender’s pro rata share of the revolving credit commitment from $295 million to $250 million. In addition to the foregoing, the Bank Amendments would include amendments, among other things, (i) to provide for (x) the termination of the accordion feature of the Term B-2 Loan and eliminating the ability to incur Incremental Equivalent Debt under the Credit Agreement and (y) termination of the accordion feature of the revolving loans and (ii) to the existing covenants in the Credit Agreement to facilitate and permit the issuance by MONI of the new MONI Second Lien Notes, including, without limitation, the amendments providing certain covenant relief as described above and limiting the incurrence of unsecured debt to refinancings of debt of MONI only.

In the alternative, under the Transactions, if the Bank Amendments are not completed by the Toggle Trigger Time, an offer to exchange the Old MONI Notes for cash and new unsecured notes of MONI as described in the Unsecured Exchange Term Sheet (as defined in the Amended and Restated Support Agreement), which does not require any amendments to the Credit Agreement to consummate, would instead be made to eligible holders of the Old MONI Notes.  Pursuant to the Amended and Restated Support Agreement, the Consenting Noteholders have also agreed to support and fully participate in the alternate offer to eligible holders of the Old MONI Notes.  The alternate offer would include, among other things, the use of $100 million of cash by Ascent in connection with the acquisition of Old MONI Notes.  If an offer to exchange the Old MONI Notes for cash and new unsecured notes of MONI as described in the Unsecured Exchange Term Sheet is made, subject to certain conditions, in the event there is a Dutch Auction Shortfall (as defined in the Amended and Restated Support Agreement), a portion of the Old MONI Notes that is tendered into the Unsecured Exchange (as defined in the Amended and Restated Support Agreement) by each Consenting Noteholder in an aggregate principal amount equal to such Consenting Noteholder’s respective Backstop Amount (as defined in the Amended and Restated Support Agreement) shall be deemed to have been validly tendered by such Consenting Noteholder in the Dutch Auction (as defined in the Amended and Restated Support Agreement), in lieu of having been tendered in the Unsecured Exchange, at a purchase price equal to $875 per $1,000 in principal amount of such Old MONI Notes; provided, however, that such deemed tender shall not affect the calculation of the Dutch Auction Price (as defined in the Amended and Restated Support Agreement) or the payment thereof for any other Old MONI Notes that are accepted and purchased by Ascent in the Dutch Auction.

Termination by Consenting Noteholders

Consenting Noteholders holding at least 66 2/3% of the outstanding Old MONI Notes held by all Consenting Noteholders as of the effective date of the Amended and Restated Support Agreement (the “Requisite Consenting Noteholders”), in their sole discretion, may terminate the Amended and Restated Support Agreement with respect to the Consenting Noteholders upon or at any time following the occurrence of any of the following events (each a “Consenting Noteholder Termination Event”), by giving written notice of such termination to each of the other parties to the Amended and Restated Support Agreement, and such termination shall be effective immediately upon delivery of such written notice to each such other party in accordance with the Amended and Restated Support Agreement, except to the extent such Consenting Noteholder Termination Event has been waived in writing by the Requisite Consenting Noteholders in their sole discretion:

(a)         Any of the Definitive Documentation is amended or modified in a manner that is inconsistent with the Amended and Restated Support Agreement, and such amendment or modification has not been revoked or withdrawn within three (3) business days of written notice from the Requisite Consenting Noteholders (which notice may be provided by Stroock & Stroock & Lavan LLP (“Stroock”) at the direction of the Requisite Consenting Noteholders) to the other parties to the Amended and Restated Support Agreement;

(b)         the issuance by any governmental or regulatory authority or any court of competent jurisdiction, of any ruling or order enjoining the substantial consummation of the Transactions on the terms and conditions set forth in the Amended and Restated Support Agreement, the Term Sheet and the Definitive Documentation; provided, however, that any party to the Amended and Restated Support Agreement shall have five (5) business days after issuance of such ruling or order to obtain relief that would allow consummation of the Transactions in a manner that (i) does not prevent or diminish in a material way compliance with the terms of the Amended and Restated Support Agreement, and (ii) is acceptable to the Requisite Consenting Noteholders in their reasonable discretion;

(c)          the breach in any material respect (without giving effect to any “materiality” qualifiers set forth therein) of any of Ascent or MONI or one or more of the Consenting Term B-2 Lenders (in the case of the Consenting Term B-2 Lenders, solely to the extent that the non-breaching Consenting Term B-2 Lenders own or control, in the aggregate, 50% or less of the aggregate principal amount of the Term B-2 Loans and solely in the context of the Second Lien Exchange Transaction (as defined in the Amended and Restated Support Agreement)) of any representation, warranty, or covenant of such party set forth in the Amended and Restated Support Agreement (it being understood and agreed that any actions required to be taken by any party that are included in the Term Sheet attached to the Amended and Restated Support Agreement but not in the Amended and Restated Support Agreement are to be considered “covenants” of such party, and therefore covenants of the Amended and Restated Support Agreement, notwithstanding the failure of any specific provision in the Term Sheet to be re-copied in the Amended and Restated Support Agreement) that (to the extent curable) remains uncured for a period of five (5) business days after the receipt by such breaching party of written notice of such breach from the Requisite Consenting Noteholders (which notice may be provided by Stroock at the direction of the Requisite Consenting Noteholders);

(d)         Ascent or MONI terminates its respective obligations under and in accordance with the Amended and Restated Support Agreement;

(e)          the failure of any of the Definitive Documentation to comply with the requirements of the Amended and Restated Support Agreement, which non-compliance remains uncured for a period of three (3) business days after the receipt by the other parties to the Amended and Restated Support Agreement of written notice of such non-compliance from the Requisite Consenting Noteholders (which notice may be provided by Stroock at the direction of the Requisite Consenting Noteholders);

(f)           the occurrence of any event, change, effect, occurrence, development, circumstance, condition, result, state of fact or change of fact that is not known as of the date of the Amended and Restated Support Agreement (each, an “Event”) that, individually or together with all other Events, has had, or would reasonably be expected to have, a material adverse effect as measured from the date of the Amended and Restated Support Agreement on the business, operations, finances, properties, condition (financial or otherwise), assets or liabilities of Ascent or MONI, taken as a whole, or their ability to perform their respective obligations under, or to consummate the transactions contemplated by, the Amended and Restated Support Agreement, which material adverse effect remains uncured for a period of three (3) business days after the receipt by Ascent and MONI of written notice thereof from the Requisite Consenting Noteholders (which notice may be provided by Stroock at the direction of the Requisite Consenting Noteholders);

(g)          the occurrence of any “Event of Default” under the indenture governing the Old MONI Notes or the Credit Agreement (subject to any applicable right to cure therein upon notice to the Consenting Noteholders or the Consenting Term B-2 Lenders, as applicable); or

(h)         the occurrence of any other material breach of the Amended and Restated Support Agreement not otherwise covered in the immediately preceding clauses (a) through and including (g) by any of Ascent, MONI or one or more of the Consenting Term B-2 Lenders (in the case of the Consenting Term B-2 Lenders, solely to the extent that the non-breaching Consenting Term B-2 Lenders own or control, in the aggregate, 50% or less of the aggregate principal amount of the Term B-2 Loans and solely with respect to the Second Lien Exchange

Transaction) that has not been cured (if susceptible to cure) within five (5) business days after the receipt by Ascent, MONI and the Consenting Term B-2 Lenders of written notice of such breach from the Requisite Consenting Noteholders (which notice may be provided by Stroock at the direction of the Requisite Consenting Noteholders).

Notwithstanding the foregoing, upon a Consenting Noteholder Termination pursuant to the foregoing paragraphs (c) or (h) resulting from a breach by any of the Consenting Term B-2 Lenders, the Amended and Restated Support Agreement shall not terminate with respect to the Consenting Noteholders, but the obligations of the Consenting Noteholders thereunder shall thereafter only be with respect to an Unsecured Exchange Transaction (as defined in the Amended and Restated Support Agreement).

Termination by Consenting Term B-2 Lenders

Consenting Term B-2 Lenders holding at least 66 2/3% of the outstanding Term B-2 Loans held by all Consenting Term B-2 Lenders as of the effective date of the Amended and Restated Support Agreement (the “Requisite Consenting Term B-2 Lenders”), in their sole discretion, may terminate the Amended and Restated Support Agreement with respect to the Consenting Term B-2 Lenders upon or at any time following the occurrence of any of the following events (each a “Consenting Term B-2 Lender Termination Event”), by giving written notice of such termination to each of the other parties to the Amended and Restated Support Agreement, and such termination shall be effective immediately upon delivery of such written notice to each such other party in accordance with the Amended and Restated Support Agreement, except to the extent such Consenting Term B-2 Lender Termination Event has been waived in writing by the Requisite Consenting Term B-2 Lenders in their sole discretion:

(a)         Any of the Definitive Documentation is amended or modified in a manner that is inconsistent with the Amended and Restated Support Agreement, and such amendment or modification has not been revoked or withdrawn within three (3) business days of written notice from the Requisite Consenting Term B-2 Lenders (which notice may be provided by Jones Day LLP (“Jones Day”) at the direction of the Requisite Consenting Term B-2 Lenders) to the other parties to the Amended and Restated Support Agreement;

(b)         the issuance by any governmental or regulatory authority or any court of competent jurisdiction, of any ruling or order enjoining the substantial consummation of the Transactions on the terms and conditions set forth in the Amended and Restated Support Agreement, the Term Sheet and the Definitive Documentation; provided, however, that any party to the Amended and Restated Support Agreement shall have five (5) business days after issuance of such ruling or order to obtain relief that would allow consummation of the Transactions in a manner that (i) does not prevent or diminish in a material way compliance with the terms of the Amended and Restated Support Agreement, and (ii) is acceptable to the Requisite Consenting Term B-2 Lenders in their reasonable discretion;

(c)          the breach in any material respect (without giving effect to any “materiality” qualifiers set forth therein) of any of Ascent or MONI or one or more of the Consenting Noteholders (in the case of the Consenting Noteholders, solely to the extent that the non-breaching Consenting Noteholders own or control, in the aggregate, 50% or less of the aggregate principal amount of the Old MONI Notes) of any representation, warranty, or covenant of such party set forth in the Amended and Restated Support Agreement (it being understood and agreed that any actions required to be taken by any party that are included in the Term Sheet attached to the Amended and Restated Support Agreement but not in the Amended and Restated Support Agreement are to be considered “covenants” of such party, and therefore covenants of the Amended and Restated Support Agreement, notwithstanding the failure of any specific provision in the Term Sheet to be re-copied in the Amended and Restated Support Agreement) that (to the extent curable) remains uncured for a period of five (5) business days after the receipt by such breaching party of written notice of such breach from the Requisite Consenting Term B-2 Lenders (which notice may be provided by Jones Day at the direction of the Requisite Consenting Term B-2 Lenders);

(d)         Ascent, MONI or the Requisite Consenting Noteholders as a group terminates its respective obligations under and in accordance with the Amended and Restated Support Agreement;

(e)          the failure of any of the Definitive Documentation to comply with the requirements of the Amended and Restated Support Agreement, which non-compliance remains uncured for a period of three (3) business days after the receipt by the other parties to the Amended and Restated Support Agreement of written notice of such non-compliance from the Requisite Consenting Term B-2 Lenders (which notice may be provided by Jones Day at the direction of the Requisite Consenting Term B-2 Lenders);

(f)           the occurrence of any event, change, effect, occurrence, development, circumstance, condition, result, state of fact or change of fact that is not known as of the date of the Amended and Restated Support Agreement (each, an “Event”) that, individually or together with all other Events, has had, or would reasonably be expected to have, a material adverse effect as measured from the date of the Amended and Restated Support Agreement on the business, operations, finances, properties, condition (financial or otherwise), assets or liabilities of Ascent or MONI, taken as a whole, or their ability to perform their respective obligations under, or to consummate the transactions contemplated by, the Amended and Restated Support Agreement, which material adverse effect remains uncured for a period of three (3) business days after the receipt by Ascent and MONI of written notice thereof from the Requisite Consenting Term B-2 Lenders (which notice may be provided by Jones Day at the direction of the Requisite Consenting Term B-2 Lenders);

(g)          the occurrence of any “Event of Default” under the indenture governing the Old MONI Notes or the Credit Agreement (subject to any applicable right to cure therein upon notice to the Consenting Noteholders or the Consenting Term B-2 Lenders, as applicable); or

(h)         the occurrence of any other material breach of the Amended and Restated Support Agreement not otherwise covered in the immediately preceding clauses (a) through and including (g) by any of Ascent, MONI or one or more of the Consenting Noteholders (in the case of the Consenting Noteholders, solely to the extent that the non-breaching Consenting Noteholders own or control, in the aggregate, 50% or less of the aggregate principal amount of the Old MONI Notes) that has not been cured (if susceptible to cure) within five (5) business days after the receipt by Ascent, MONI and the Consenting Noteholders of written notice of such breach from the Requisite Consenting Term B-2 Lenders (which notice may be provided by Jones Day at the direction of the Requisite Consenting Term B-2 Lenders).

Termination by Ascent or MONI

Each of Ascent and MONI, in its sole discretion, may terminate the Amended and Restated Support Agreement with respect to Ascent or MONI (a “Company Termination”) upon or at any time following the occurrence of any of the following events (each a “Company Termination Event”), by giving written notice of such termination to each of the other parties to the Amended and Restated Support Agreement and such termination shall be effective immediately upon delivery of such written notice to each of such other parties in accordance with the Amended and Restated Support Agreement, except to the extent that such Company Termination Event has been waived in writing by Ascent and/or MONI in its sole discretion:

(a)         the breach in any material respect (without giving effect to any “materiality” qualifiers set forth therein) by one or more of the Consenting Noteholders or one or more of the Consenting Term B-2 Lenders of any representation, warranty, or covenant of such Consenting Noteholder(s) or Consenting Term B-2 Lender(s), as applicable, set forth in the Amended and Restated Support Agreement such that the non-breaching Consenting Noteholders or non-breaching Consenting Term B-2 Lenders, as applicable, own or control, in the aggregate, 50% or less of the aggregate principal amount of the Old MONI Notes or 50% or less of the aggregate principal amount of the Term B-2 Loans, as applicable, that (to the extent curable) remains uncured for a period of five (5) business days after the receipt by such Consenting Noteholder(s) or Consenting Term B-2 Lender(s), as applicable, of written notice and description of such breach from Ascent or MONI;

(b)         the issuance by any governmental authority, any regulatory authority, or any court of competent jurisdiction, of any ruling or order enjoining the consummation of the Transactions on the terms and conditions set forth in the Amended and Restated Support Agreement, the Term Sheet and the Definitive Documentation; provided, however, that Ascent and MONI have made commercially reasonable, good faith efforts to cure, vacate, or have overruled such ruling or order prior to terminating the Amended and Restated Support Agreement and such ruling or order shall remain uncured, not vacated or not overruled for a period of at least five (5) business days;

(c)          the Requisite Consenting Noteholders terminate their obligations under and in accordance with the Amended and Restated Support Agreement (it being understood that termination by the Requisite Consenting Term B-2 Lenders shall not terminate the right and the obligations of the remaining Parties to engage in the Unsecured Exchange Transaction); or

(d)         the failure of any Definitive Documentation to comply with the requirements of the Amended and Restated Support Agreement, which non-compliance remains uncured for a period of three (3) business days after the receipt by the Consenting Noteholders and the Consenting Term B-2 Lenders of written notice of such non-compliance from Ascent or MONI; provided that Ascent and MONI have made good faith efforts to negotiate such Definitive Documentation.

Notwithstanding the foregoing, upon a Company Termination pursuant to the foregoing paragraph (a) resulting from a breach by any of the Consenting Term B-2 Lenders, the Amended and Restated Support Agreement shall not terminate with respect to Ascent or MONI, but the obligations of Ascent and MONI thereunder shall thereafter only be with respect to an Unsecured Exchange Transaction.

Mutual Termination and Automatic Termination

The Amended and Restated Support Agreement may also be terminated by mutual written agreement by and among Ascent, MONI, the Requisite Consenting Noteholders and the Requisite Consenting Term B-2 Lenders.  The Amended and Restated Support Agreement will terminate automatically (i) only as to the Consenting Term B-2 Lenders, if MONI fails to obtain the requisite consents to the Bank Amendments on or prior to the Toggle Trigger Time and (ii) as to all parties thereto, upon the occurrence of any of the following events:

(a)         any of Ascent, MONI or any of their respective subsidiaries (i) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of such entity or any substantial part of the property of such entity, (ii) seeks any arrangement, adjustment, protection, or relief of its debts other than as contemplated by the Amended and Restated Support Agreement, or (iii) makes a general assignment for the benefit of its creditors;

(b)         any of Ascent, MONI or any of their respective subsidiaries commences a voluntary case filed under title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (as amended, the “Bankruptcy Code”);

(c)          the commencement of an involuntary case against any of Ascent, MONI or any of their respective subsidiaries under the Bankruptcy Code that is not dismissed within thirty (30) days of such filing; or

(d)         the occurrence of the consummation of the Transactions.

If the Amended and Restated Support Agreement is terminated, among other things, each Consenting Noteholder, in its sole discretion, may revoke its tender, consent and/or vote with respect to the SUN Exchange Offer in accordance with the terms and conditions of the SUN Exchange Offer and each Consenting Term B-2 Lender may withdraw its consent to the Bank Amendments in accordance with the terms thereof.

The Transactions will be subject to certain terms and conditions, including those more particularly described in the Amended and Restated Support Agreement and the Term Sheet.

The foregoing summary of the Amended and Restated Support Agreement (and the Term Sheet annexed thereto) is qualified in its entirety by reference to the text of the Amended and Restated Support Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 30, 2018, Ascent and MONI issued a press release announcing the entry into the Amended and Restated Support Agreement.  A copy of the press release announcing the execution of the Amended and Restated Support Agreement is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

The information furnished pursuant to Item 7.01 of this Form 8-K and Exhibit 99.1 hereto shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of Ascent’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless Ascent expressly states in such filing that such information is to be considered “filed” or incorporated by reference therein.

The information in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities of Ascent or MONI, nor shall there be any offer, solicitation or sale of such securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Transaction Support Agreement, dated as of October 30, 2018, by and among Ascent, MONI, the Consenting Noteholders and the Consenting Term B-2 Lenders.

99.1	Press Release issued by Ascent and MONI on October 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2018

ASCENT CAPITAL GROUP, INC.

By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Chief Executive Officer, General Counsel and Secretary